As filed with the Securities and Exchange Commission on March 1, 2022
REGISTRATION NO. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Delaware	82-4257312
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

11025 N. Torrey Pines Road, Suite 200
La Jolla, CA 92037
(Address, Including Zip Code, of Principal Executive Offices)

Inhibrx, Inc. Amended and Restated 2017 Employee, Director and Consultant Equity Incentive Plan
(Full Title of the Plan)

Mark Lappe
Chief Executive Officer
Inhibrx, Inc.
11025 N. Torrey Pines Road, Suite 200
La Jolla, CA 92037
(858) 795-4220
(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)
Copies to:

Jeremy Glaser
Melanie Ruthrauff Levy
Mintz, Levin, Cohn, Ferris, Glovsky &
Popeo, P.C.
3580 Carmel Mountain Road, Suite 300
San Diego, CA 92130
(858) 314-1500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement registers an aggregate of (i) 1,559,652 additional shares of common stock, par value $0.0001 per share (“Common Stock”) reserved for issuance under the Inhibrx, Inc. Amended and Restated 2017 Employee, Director and Consultant Equity Incentive Plan (the “Plan”) by operation of the Plan’s “evergreen” provision. This Registration Statement registers additional securities of the same class as other securities for which Registration Statements were filed on Form S-8 with the Securities and Exchange Commission on August 19, 2020 (Registration Statement No. 333-248138) and January 19, 2021 (Registration No. 333-252214) and this Registration Statement hereby incorporates by reference the contents of such prior registration statements.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the Plans covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
The following exhibits are filed as a part of or incorporated by reference into this Registration Statement:

Exhibit Number	Exhibit Description	Filed Herewith	Form	Incorporated By Reference File No.	Date Filed
3.1	Amended and Restated Certificate of Incorporation of the Registrant.		8-K	001-39452	8/21/2020
3.2	Amended and Restated Bylaws of the Registrant.		8-K	001-39452	8/21/2020
4.1	Form of Common Stock Certificate of the Registrant.		S-1	333-231907	6/3/2019
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X
23.1	Consent of BDO USA, LLP.	X

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).	X
24.1	Power of Attorney to file future amendments (included on the signature page hereto).	X
99.1Δ	Amended and Restated 2017 Employee, Director and Consultant Equity Incentive Plan.		S-1/A	333-240135	8/12/2020
99.2Δ	Form of Stock Option Grant Notice under the Amended and Restated 2017 Employee, Director and Consultant Equity Incentive Plan.		S-1	333-231907	6/3/2019
99.3Δ	Form of Restricted Stock Agreement under the Amended and Restated 2017 Employee, Director and Consultant Equity Incentive Plan.		S-1	333-231907	6/3/2019
107	Filing Fee Table	X

Δ	Management Compensation Plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in La Jolla, California on March 1, 2022.

INHIBRX, INC.

/s/ Mark P. Lappe
Name: Mark P. Lappe
Title: Chief Executive Officer and Chairman

SIGNATURES AND POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Mark P. Lappe as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Inhibrx, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorney-in-fact and agent or any substitute may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Mark P. Lappe	Chief Executive Officer and Chairman (principal executive officer)	March 1, 2022
Mark P. Lappe

/s/ Kelly D. Deck, C.P.A.	Chief Financial Officer (principal financial officer and principal accounting officer)	March 1, 2022
Kelly D. Deck, C.P.A.

/s/ Jon Faiz Kayyem, Ph.D.	Director	March 1, 2022
Jon Faiz Kayyem, Ph.D.

/s/ Douglas G. Forsyth	Director	March 1, 2022
Douglas G. Forsyth

/s/ Kimberly Manhard	Director	March 1, 2022
Kimberly Manhard

/s/ Kristiina Vuori, M.D., Ph.D.	Director	March 1, 2022
Kristiina Vuori, M.D., Ph.D.